Exhibit 99.1

Scientific Games Completes Merger with Bally Technologies

Combination Creates Premier Gaming & Lottery Entertainment and Technology Company

Executive Leadership Team Announced

LAS VEGAS and NEW YORK — November 21, 2014 — Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) announced today that it has completed the merger with Bally Technologies, Inc. (“Bally”). The aggregate transaction value was approximately $5.1 billion, including the refinancing of approximately $1.8 billion of existing Bally net debt.

“Completing the Bally transaction brings together two exceptional organizations with a common culture of innovation and customer focus,” said Gavin Isaacs, President and Chief Executive Officer of Scientific Games. “We are excited by the opportunities that will be created by combining each organization’s core strengths in developing engaging gaming entertainment products, advanced technologies and systems, and providing value-added services to help our customers grow their revenues.”

“Our mission is to become the premier gaming and lottery entertainment and technology company in the world by offering gaming and lottery operators a comprehensive and differentiated portfolio of high earning, player-appealing games and technology solutions,” Mr. Isaacs continued.  “By leveraging our excellence in the development of imaginative gaming entertainment with value-added services, we seek to become the partner of choice for our gaming and lottery customers. Further, by pursuing continuous improvement in our business processes, we expect to enhance our margins, grow free cash flow to reduce our debt, and build long-term value for our stockholders.”

New Executive Leadership Team Appointed

The Company also announced today its executive leadership team.  The executive team will oversee an organization comprised of three operating units: Gaming, Lottery and Interactive.

In addition to President and Chief Executive Officer, Gavin Isaacs, and Executive Vice President and Chief Financial Officer, Scott Schweinfurth, the executive leadership team of Scientific Games will include:

•      Derik Mooberry, Group Chief Executive, Gaming

•                  Mr. Mooberry, with more than 20 years of gaming industry experience, was most recently Senior Vice President of Games, Table Game Products and Interactive Research & Development at Bally.  He also oversaw Bally’s business in Mexico and South America.

•      James Kennedy, Group Chief Executive, Lottery

•                  Mr. Kennedy, with nearly 30 years of lottery industry experience, will continue to serve as Group Chief Executive, Lottery.  He previously served as President, Printed Products, and Chief Marketing Officer for the Company.

•      Jordan Levin, President, Interactive

•                  Mr. Levin has served as Managing Director, Williams Interactive at Scientific Games since January 2014, having previously been Chief Operating Officer of Williams Interactive, a subsidiary of WMS Industries Inc. (“WMS”) (acquired by Scientific Games in October 2013).  Prior to that he was WMS’ Vice President of Business Development.

The executive leadership team can be found on the Company’s website, here.

Mr. Isaacs added, “Our new senior management team comprises some of the most accomplished executives in the gaming, lottery and interactive industries. I am very excited to have this team of great leaders from Scientific Games, WMS, Bally and SHFL entertainment, Inc. (“SHFL”) helping to lead the Company forward. Our new organizational structure will focus on driving consistent and measurable progress on our goals of increasing profitable global growth and increasing free cash flow to pay down debt. The experience, leadership skill and commitment that each of our senior leaders brings to the Company will be a significant influence in our integration efforts and development of solutions to bring value to our customers and shareholders.”

Under Mr. Mooberry’s leadership, the Company’s Gaming group will comprise the WMS, Bally, SHFL and Scientific Games gaming businesses that serve casino and other gaming operators worldwide. Under Mr. Kennedy’s leadership, the Lottery group will comprise the existing Scientific Games lottery operations, including its Instant Products, Lottery Systems, Interactive Lottery and MDI businesses that serve lottery operators worldwide.  Under Mr. Levin’s leadership, the Interactive group will comprise the Scientific Games and Bally interactive social gaming operations, including Jackpot Party™ Social Casino, Gold Fish™ Social Slots, Dragonplay™ Slots, and Dragonplay™ Live Hold ‘Em Poker, and the Williams Interactive, Bally and SHFL real-money online gaming businesses.  Messrs. Mooberry, Kennedy and Levin will each report directly to Mr. Isaacs.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is a leading developer of technology-based products and services and associated content for worldwide gaming and lottery markets.  The Company’s portfolio includes instant and draw-based lottery games; electronic gaming machines and game content; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and social, mobile and interactive content and services.  For more information, please visit www.scientificgames.com.

Company Contacts

Investor Relations:

Bill Pfund +1 847-785-3167

Vice President, Investor Relations

bill.pfund@scientificgames.com

Media Relations:

Mollie Cole +1 773-961-1194

Director, Corporate Communications

mollie.cole@scientificgames.com

Forward-Looking Statements

In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions, including declines in or slow growth of lottery retail sales or gross gaming revenues, reductions in or constraints on capital spending by gaming or lottery operators and credit risk relating to customers; slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions and declines in the replacement cycle of gaming machines; ownership changes and consolidation in the casino industry; opposition to legalized gaming or the expansion thereof; ability to adapt to, and offer products that keep pace with, evolving technology; ability to develop successful gaming concepts and content; laws and government regulation, including those relating to gaming licenses and environmental laws; inability to identify and capitalize on trends and changes in the gaming and lottery industries, including the expansion of interactive gaming; dependence upon key providers in our social gaming business; retention and renewal of existing contracts or entry into new or revised contracts; level of our indebtedness, higher interest rates, availability and adequacy of cash flows and liquidity to satisfy obligations or future needs, and restrictions and covenants in our debt agreements; protection of our intellectual property, ability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our software and systems and reliance on or failures in our information technology systems; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships, including (i) the inability of our joint venture to meet the net income targets or otherwise to realize the anticipated benefits under its private management agreement with the Illinois lottery, (ii) the inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey lottery or otherwise to realize the anticipated benefits under such agreement (including as a result of a protest) and (iii) failure to realize the anticipated benefits related to the award to our consortium of an instant lottery game concession in Greece; failure to achieve the intended benefits of the acquisition of WMS, including due to the inability to realize synergies in the anticipated amounts or within the contemplated time-frames or cost expectations, or at all; inability to complete future acquisitions; inability to successfully integrate future acquisitions; litigation relating to the Bally acquisition; disruption of our current plans and operations in connection with the Bally acquisition, (including in connection with the integration of Bally), including departure of key personnel or inability to recruit additional qualified personnel or maintain relationships with customers, suppliers or other third parties; costs, charges and expenses relating to the Bally acquisition; inability to successfully integrate Bally (including SHFL and Dragonplay Ltd.); failure to realize the intended benefits of the Bally acquisition, including the inability to realize the anticipated synergies in the anticipated amounts or within the contemplated time-frames or cost expectations, or at all;; incurrence of restructuring costs, revenue recognition standards and impairment charges; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates and restrictions on the import of our products; dependence on our employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees, intellectual property and our strategic relationships; influence of certain stockholders; and stock price volatility.  Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

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